Yellow Corporation Investor Presentation Third Quarter 2022 EX 99.1

The information in this presentation is summary in nature and may not contain all information that is important to you. The Recipient acknowledges and agrees that (i) no representation or warranty regarding the material contained in this presentation is made by Yellow Corporation (the “Company” or “we”) or any of its affiliates and (ii) that the Company and its affiliates have no obligation to update or supplement this presentation or otherwise provide additional information. This presentation is for discussion and reference purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or other property. This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or future performance of the Company and include statements about the Company’s expectations or forecasts for future periods and events. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. We disclaim any obligation to update those statements, except as applicable law may require us to do so, and we caution you not to rely unduly on them. We have based those forward-looking statements on our current expectations and assumptions about future events, and while our management considers those expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those we discuss in the “Risk Factors” section of our Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission (the “SEC”). This presentation includes the presentation of Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing our financial results. Therefore, this measure should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully-diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles. We believe our presentation of Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results, particularly in light of our leverage position and the capital-intensive nature of our business. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our UST Credit Agreements and New Term Loan Agreement (collectively the “TL Agreements”) as this measure is calculated as prescribed therein as Consolidated EBITDA and to determine certain incentive compensation. You should be aware that this presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. For additional information on Adjusted EBITDA and the TL Agreements, refer to our quarterly reports on Form 10-Q and other reports we file with the SEC. A reconciliation of this measure to the most comparable measures presented in accordance with generally accepted accounting principles has been included in this presentation. Statements & Disclaimers

Yellow At a Glance Premium LTL transportation & Logistics Services Provider 2nd largest 5th largest $5.1 billion 17.2 million ~32,000 316 ~14,200 ~42,000 LTL Network in North America Trucking Company in North America 2021 Revenue 2021 Shipments Employees Terminals Tractors Trailers

Pre-Transformation Super-Regional Carrier Integrated nationwide LTL service   YELLOW Service Centers   Border Gateway       Legend Roadmap to One Yellow Simplify Sales Team Streamline enterprise-wide sales team to provide customers a single point of contact for all brands Realign Operational Leadership Structure Operational realignment and reporting structure to create new efficiencies and operational areas to support the network Holdco renamed Yellow Corporation Formally changed the YRC Worldwide holding company name to Yellow Corporation in anticipation of a company-wide rebrand to Yellow One Technology Platform Transition operating companies to one technology platform Network Optimization Integration to one network, creating a common enterprise platform to strengthen asset and network efficiencies while enhancing service in the 1, 2 & 3-day lanes nationwide Super-Regional Carrier Go-to-market strategy as One Yellow. Provide customers with choice, simplicity, speed, visibility, reliability and value under one united brand 4 Enterprise Transformation

Network Optimization Phase One Integrating 89 legacy YRC Freight and Reddaway terminals in the Western U.S. in phase one of the network optimization Phase one expected to be implemented in September and enhance service in more than 4,600 zip codes Will apply lessons learned during the remaining phases Phase two in the Northeast and Midwest and phase three in the Southeast and Central U.S. The transformation of the entire network expected to be completed around the end of 2022 YRC Freight Terminals Reddaway Terminals

Pick Up & Delivery In the Northeast, we have 60 terminal operations in the “Shared Space” between New Penn (regional service) and YRC Freight (longhaul service) Future state will streamline operations and reduce duplication in pickup and delivery operations Customer benefit is one driver can pickup and deliver both regional and longhaul shipments One zip code, one customer, one driver Yellow Allentown, PA Current State After P&D Optimization New Penn Reading, PA New Penn Cinnaminson, NJ New Penn Scranton, PA New Penn Trenton, NJ YRC Freight Allentown, PA Example of Network Optimization

New Penn Billerica (regional) and YRC Freight Boston (longhaul) scenario. Terminals are 11.3 miles from each other Once optimization is complete, efficiencies are gained through improved asset utilization and lower overall miles Yellow Billerica, MA Current State After P&D Optimization Yellow Boston, MA New Penn Billerica, MA YRC Freight Boston, MA Example of Network Optimization (continued) Pick Up & Delivery Operations near Boston, MA

Financial Results

Financial Results LTM Adjusted EBITDA covenant is $200 million in 2Q 2022 and thereafter

CapEx Equivalent as a percentage of revenue 2020 CapEx Equivalent includes less than $1 million of capital value of leases (a) (a) (b) (a) Reinvesting in the Business (a)

Term Loan Lease Financing Obligations CDA Notes UST Tranche A UST Tranche B (in millions) UST Tranche A carries a variable interest rate based on the Eurodollar rate, which is currently determined by the 1, 2, 3 or 6-month USD Libor with a floor of 1.0%, plus a fixed margin of 3.5%. 1.5% is paid in cash and the remainder paid-in-kind (PIK). The Tranche A balance includes $17.7M of PIK interest as of 6/30/22. UST Tranche B carries a variable interest rate based on the Eurodollar rate, which is currently determined by the 1, 2, 3 or 6-month USD Libor with a floor of 1.0%, plus a fixed margin of 3.5%. All paid in cash. The Term Loan carries a variable interest rate based on the Eurodollar rate, which is currently determined by the 1, 2, 3 or 6-month Libor, with a floor of 1.0%, plus a fixed margin of 7.5%. If LTM Adjusted EBITDA is above $400 million the fixed margin decreases from 7.5% to 6.5%. All paid in cash. Capital Structure Overview

Leverage Ratio Growing into capital structure Funded Debt / LTM Adjusted EBITDA ratio down 3.4 turns YoY Note: Funded debt balances based on par value

Approximately 80% of employees are represented by the International Brotherhood of Teamsters and covered by collective bargaining agreements 2022 total annual cash contributions expected to be approximately $112 million Contributions made to 29 multi-employer pension plans with various levels of underfunding. Multiemployer Pension plans are separate from Yellow and managed by independent trustees The American Rescue Plan signed into law in March 2021 will provide severely underfunded eligible multi-employer pension plans funding to cover retiree benefits until 2051 substantially mitigating the plans’ unfunded liabilities Yellow Corporation has, and expects to continue, making its required contractual contributions to the multi-employer pension plans as agreed to in the collective bargaining agreements Refer to the Company’s Form 10-K for further disclosures Multi-Employer Pension Plans (Union)

Certain employees not covered by collective bargaining agreements Plans closed to new participants effective January 1, 2004 with benefit accrual for active employees frozen effective July 1, 2008 In 2021, the non-union pension plans entered into a contract for a group annuity to transfer an obligation to pay the remaining retirement benefits of approximately 3,700 plan participants, out of a total of approximately 8,500 participants, to an insurance company. The transfer included approximately $250 million in both plan obligations and plan assets and is an important step in de-risking the balance sheet. 2022 cash contributions expected to be nominal and no significant annual contribution expected in years thereafter Single-Employer Pension Plans (Non-Union) Refer to the Company’s Form 10-K for further disclosures

Strong industry position with one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities Multi-year enterprise transformation to One Yellow on schedule for completion around the end of 2022, expected to create operational efficiencies that enhance customer service, improve productivity and improve financial results Executed one of the largest CapEx plans in Company history in 2021. Included investments in tractors, trailers, technology, box trucks, containers, liftgates and other assets. Reinvestment is expected to drive improved results and position the Company for future profitability and growth Led by an experienced Senior Management Team and Board of Directors Yellow Value Proposition

Appendix

(b) Free cash flow = operating cash flow less acquisitions of property and equipment, net of cash proceeds from disposals During FY 2020, the Company recognized cash proceeds on the sale of terminals of approximately $53 million During FY 2021, the Company recognized cash proceeds on the sale of terminals of approximately $1 million For YTD 2Q22, the Company recognized cash proceeds on the sale of terminals of approximately $9 million Cash Flow (b), (c) (c) (c), (d)

Largest debt instruments and the labor agreement mature at various dates in 2024 IBT March ABL Facility January Term Loan June CDA Notes December UST Loan September Capital Structure and Labor Timeline

Equity U.S. Treasury received 15.94 million shares of common stock and is the Company’s largest shareholder with approximately 30% of outstanding shares Debt U.S. Treasury loan provided two tranches totaling $700 million in aggregate principal commitments Tranche A for $300 million covered deferred short-term contractual obligations, certain other deferred obligations including pension and healthcare payments and working capital. Tranche A was fully drawn as of December 31, 2020 Tranche B for $400 million used for reinvestment in tractors and trailers. Tranche B was fully drawn as of July 31, 2021 CARES Act Funding

(a) Percent change based on unrounded figures and not the rounded figures presented Operating Statistics – Second Quarter

Operating Statistics – Second Quarter Year-To-Date

(in millions) Adjusted EBITDA Reconciliation

www.myyellow.com Tony Carreño Senior Vice President of Treasury and Investor Relations (913) 696-6108 investor@myyellow.com